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                                  EXHIBIT 99.1


                                                                          [LOGO]


Financial and Investor Contacts:                          Media Contact:
Jim Glynn or Cheri Manis                                  Dan Peoples
Invitrogen Corporation                                    Broadgate Consultants
(760) 603-7200                                            (858) 552-8146


                         INVITROGEN CORPORATION REPORTS
                    1999 FULL YEAR AND FOURTH QUARTER RESULTS


         SAN DIEGO, CA, February 17, 2000 -- Invitrogen Corporation (NASDAQ:
IVGN) today announced results for its full year and fourth quarter ended December 31, 1999.

         Net income for the year ended December 31, 1999, excluding merger-related costs net of tax, was $9.8 million, up 131% compared with $4.2 million for 1998. Income available to common stockholders for 1999, excluding merger-related costs, was $10.5 million, or $.57 per share, compared with $3.1 million, or $.23 per share, for the same period in 1998. Income available to common stockholders in 1999 includes a $1.0 million incremental adjustment reflecting the final redemption price for redeemable preferred stock that was determinable upon the company's initial public offering in February.

         Merger-related costs of $4.4 million on a pre-tax basis were recognized from the company's acquisition of NOVEX in the third quarter of 1999. Income available to common stockholders for the year ended December 31, 1999, including these merger-related costs net of tax, was $7.4 million, or $.40 per share.

         Revenues for the year ending in December 1999 were $68.3 million, up 27% from $53.7 million last year.

         Lyle C. Turner, Chairman and Chief Executive Officer, said, "Our continued growth in both revenues and income reflects a combination of demand growth, technology acquisition, entry into new markets, and new product development. The results and accomplishments of last year are evidence of Invitrogen's emerging leadership position in the genomics revolution."

         According to Turner, the highlights of 1999 included the company's initial public offering in February, a secondary offering in November and the acquisition of NOVEX in August. "NOVEX is a leading supplier of pre-cast electrophoresis gels," said Turner, "and their product lines dovetail extremely well with Invitrogen's. The merger establishes us as a leader in protein electrophoresis and


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Page 2 -- Invitrogen Corporation Reports 1999 Full Year and Fourth Quarter
          Results

allows us to cross-sell products to existing customers of both companies and address new markets utilizing our combined expertise."

         Turner added that on February 2, 2000, Invitrogen acquired Research Genetics, Inc., a leading supplier of products and services for functional genomics and gene-based drug discovery research. "By extending our product lines into new areas of genomics, the NOVEX and Research Genetics acquisitions give us the ability to serve customers from the earliest phases of gene identification and target validation, and continue through the various stages of cloning, protein expression and analysis," he said. The 1999 results of Research Genetics are not included in Invitrogen's year-end results. However, the company today filed pro forma combined financial information with the Securities and Exchange Commission on Form 8-K/A.

         Turner also noted that during 1999 Invitrogen launched 65 products and obtained 18 new technology licenses. At the end of last year, the company had more than 85 technology licensing agreements covering approximately 200 patents. "Our company has been able to grow rapidly thanks to an aggressive in-licensing strategy that shortens product development times," added Turner. "The fact that Invitrogen's products do not require FDA approval in the United States or equivalent approvals in other countries further accelerates our time-to-market."

         Invitrogen's gross margins as a percent of revenues improved by more than two percentage points during the year, from 64.2% in 1998 to 66.3% in 1999. The improvement in gross margins resulted from higher absorption of overhead costs, higher grant revenue, general price increases, lower royalty expenses and cost reductions in shipping.

         Total operating expenses as a percentage of revenues, excluding merger-related costs, declined from 52.3% in 1998 to 47.5% in 1999, reflecting the fact that revenue growth continues to outpace spending for operations. At the same time, the company said that sales and marketing, G&A and R&D categories increased on an absolute dollar basis as the company expanded its resources to support revenue growth, developed new products, and incurred additional expenses in its first year as a public company. The company noted, however, that G&A decreased in absolute dollars in the fourth quarter, reflecting workforce reductions in September 1999 following the NOVEX acquisition.

         Net income for the quarter was $3.3 million, up 270% from the $.9 million recorded for the fourth quarter in 1998. Income available to common stockholders for the fourth quarter was also $3.3 million, or $.16 per share, up from $.6 million, or $.04 per share, reported for the same period in 1998.

         Revenues for the fourth quarter were $17 million, up 18% from the $14.4 million recorded for the fourth quarter in 1998. North American revenues grew 25% during the quarter to $11 million


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Page 3 -- Invitrogen Corporation Reports 1999 Full Year and Fourth Quarter
          Results


and European revenues grew 8% to $5 million. The company said revenue growth was below that of recent quarters because of the negative impact of currency conversion rates in Europe, an effect that was magnified by strong sales in European countries. Excluding the effects of currency rates and slower growth in the company's fine chemicals line, which was acquired as part of the NOVEX acquisition, European revenues in the NOVEX and Invitrogen product lines grew 34% in the quarter.

         Invitrogen develops, manufactures and markets research tools in kit form and provides other research products and services to corporate, academic and government entities. These research kits simplify and improve gene cloning, gene expression and gene analysis techniques and are used for genomics and gene-based drug discovery, among other molecular biology activities. Founded in 1987, Invitrogen is headquartered in San Diego, California and has operations in Huntsville, Alabama, Groningen, Netherlands, and Heidelberg, Germany.

         For more information about Invitrogen, visit the Invitrogen Web site at www.invitrogen.com.

         Invitrogen will be hosting a conference call regarding these results at 11:00 a.m. Eastern Standard Time. To join the conference call, please dial 212-346-6502 after 10:55 a.m.


         CERTAIN STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE CONSIDERED "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, SUCH AS STATEMENTS RELATING TO EMERGING LEADERSHIP, NEW PRODUCT MARKETS AND SELLING STRATEGIES, AND EXPANDED CUSTOMER SERVICE OPPORTUNITIES ARE PROSPECTIVE. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, WHETHER WE CAN MANAGE GROWTH AND SUCCESSFULLY INTEGRATE RECENTLY ACQUIRED COMPANIES INTO OUR OPERATIONS, WHETHER WE ARE ABLE TO SUCCESSFULLY DEVELOP AND COMMERCIALIZE NEW PRODUCTS AND SERVICES, AND WHETHER WE CAN CONTINUE TO IDENTIFY, DEVELOP AND LICENSE NEW TECHNOLOGY, IN ADDITION TO COMPETITION, AND OTHER RISKS AND UNCERTAINTIES DETAILED FROM TIME TO TIME IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.


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Page 4 -- Invitrogen Corporation Reports 1999 Full Year and Fourth Quarter
          Results


                     INVITROGEN CORPORATION AND SUBSIDIARIES
               INTERIM CONSOLIDATED CONDENSED STATEMENTS OF INCOME


                                                                               THREE MONTHS ENDED         TWELVE MONTHS ENDED
                                                                                  DECEMBER 31,                DECEMBER 31,
(IN THOUSANDS, EXCEPT PER SHARE DATA)                                          1999         1998            1999        1998
                                                                               ----         ----            ----        ----
                                                                                   (UNAUDITED)
Revenues....................................................................$   17,024   $  14,448       $  68,312    $  53,660
Cost of Revenues............................................................     5,557       5,484          23,018       19,191
                                                                             ---------   ---------       ---------    ---------
   Gross margin.............................................................    11,467       8,964          45,294       34,469
Operating Expenses:
  Sales and marketing.......................................................     3,404       3,036          13,900       11,352
  General and administrative................................................     2,095       2,275           8,837        8,091
  Research and development..................................................     2,252       2,213           9,699        8,603
  Merger related costs......................................................         -           -           4,379            -
                                                                            ----------   ---------       ---------    ---------
     Total operating expenses...............................................     7,751       7,524          36,815       28,046
                                                                            ----------   ---------       ---------    ---------
       Income from operations...............................................     3,716       1,440           8,479        6,423
                                                                            ----------   ---------       ---------    ---------
Other Income (Expense):
  Gain (loss) on foreign currency transactions..............................         9         (53)            (90)          25
  Interest and other expense................................................       (22)        (52)           (244)        (249)
  Interest and other income.................................................     1,018         122           2,054          441
                                                                            ----------   ---------       ---------    ---------
                                                                                 1,005          17           1,720          217
                                                                            ----------   ---------       ---------    ---------
Income before provision for income taxes....................................     4,721       1,457          10,199        6,640
Provision for income taxes..................................................     1,377         552           3,534        2,410
                                                                            ----------   ---------       ---------    ---------
   NET INCOME...............................................................     3,344         905           6,665        4,230
   Less:  Preferred stock dividends.........................................         -        (225)           (163)        (900)
            Accretion of non-voting redeemable common stock.................         -         (54)            (74)        (204)
          Adjustment to beneficial conversion feature related to
           convertible preferred stock......................................         -           -             985            -
                                                                            ----------   ---------       ---------    ---------
       INCOME AVAILABLE TO COMMON STOCKHOLDERS..............................$    3,344  $      626       $   7,413    $   3,126
                                                                            ==========  ==========       =========    =========
EARNINGS PER SHARE:
  BASIC.....................................................................$     0.18   $    0.05       $    0.47    $    0.26
                                                                            ==========   =========       =========    =========
  DILUTED...................................................................$     0.16   $    0.04       $    0.40    $    0.23
                                                                            ==========   =========       =========    =========
Weighted average shares used in per share calculation:
  Basic.....................................................................    18,179      12,144          15,869       12,152
  Diluted...................................................................    20,777      14,586          18,429       13,883

PRO FORMA EXCLUDING MERGER RELATED COSTS, NET OF TAX:
Net income..................................................................$    3,344   $     905       $   6,665    $   4,230
  Add back non-recurring merger-related costs...............................         -           -           4,379            -
  Less related tax benefit..................................................         -           -          (1,255)           -
                                                                            ----------   ---------       ----------   ---------
   PRO FORMA NET INCOME.....................................................$    3,344  $      905       $   9,789    $   4,230
                                                                            ==========  ==========       =========    =========
    PRO FORMA INCOME AVAILABLE TO COMMON STOCKHOLDERS.......................$    3,344  $      626       $  10,537    $   3,126
                                                                            ==========  ==========       =========    =========
PRO FORMA EARNINGS PER SHARE:
  BASIC.....................................................................$     0.18   $    0.05       $    0.66    $    0.26
                                                                            ==========   =========       =========    =========
  DILUTED...................................................................$     0.16   $    0.04       $    0.57    $    0.23
                                                                            ==========   =========       =========    =========



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Page 5 -- Invitrogen Corporation Reports 1999 Full Year and Fourth Quarter
          Results


                     INVITROGEN CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS


                                                                         DECEMBER 31,         DECEMBER 31,
(IN THOUSANDS)                                                               1999                 1998
                                                                         ------------         ------------
                                ASSETS
Current Assets:
   Cash, cash equivalents and investments..............................   $   102,220          $     6,530
   Accounts and notes receivable, net of allowance.....................         7,027                5,778
   Inventories.........................................................         5,344                5,374
   Other current assets................................................         9,004                2,061
                                                                          -----------          -----------
     Total current assets..............................................       123,595               19,743
Property and equipment, net............................................         8,400               10,036
Intangible assets, net.................................................         3,651                1,708
Other assets...........................................................           346                  563
                                                                          -----------          -----------
   Total Assets........................................................   $   135,992          $    32,050
                                                                          ===========          ===========
                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Notes payable to bank...............................................   $        35          $       779
   Current portion of long term obligations............................         1,011                  995
   Accounts payable....................................................         2,351                3,106
   Accrued expenses and other current liabilities......................         5,172                2,836
   Income taxes payable................................................         1,080                  802
                                                                          -----------          -----------
     Total current liabilities.........................................         9,649                8,518
Non-current liabilities................................................           721                1,116
Preferred and redeemable non-voting common stock issues................             -               17,740
Stockholders' equity...................................................       125,622                4,676
                                                                          -----------          -----------
   Total Liabilities and Stockholders' Equity..........................   $   135,992          $    32,050
                                                                          ===========          ===========


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